Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements:

•	Registration Statement (Form S-8 No. 333-231258) pertaining to the Equitrans Midstream Corporation Employee Savings Plan,

•	Registration Statement (Form S-8 No. 333-228338) pertaining to the Equitrans Midstream Corporation Employee Savings Plan,

•	Registration Statement (Form S-3 No. 333-234522) pertaining to the registration of Common stock, Preferred stock, Debt securities and Common Stock Offered by the Selling Shareholders;

•	Registration Statement (Form S-1 No. 333-228126) pertaining to the Equitrans Midstream Corporation 2018 Dividend Reinvestment and Stock Purchase Plan,

•	Registration Statement (Form S-1 No. 333-228129) pertaining to the registration of common stock of Equitrans Midstream Corporation,

•	Registration Statement (Form S-8 No. 333-228337) pertaining to the Equitrans Midstream Corporation 2018 Long-Term Incentive Plan, and

•	Registration Statement (Form S-8 No. 333-228340) pertaining to the Equitrans Midstream Corporation Directors’ Deferred Compensation Plan.

of our report dated February 27, 2020, with respect to the financial statements of Mountain Valley Pipeline, LLC - Series A included in the Annual Report (Form 10-K) of Equitrans Midstream Corporation for the year ended December 31, 2019.

/s/ Ernst & Young LLP
Pittsburgh, Pennsylvania
February 27, 2020